             SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.




                          FORM 8-K

                       CURRENT REPORT




           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported)
                      January 11, 1998



                       EEX CORPORATION
   (Exact name of Registrant as specified in its charter)


    Texas                 1-12905            75-2421863
(State or other         (Commission       (I.R.S. Employer
jurisdiction of         File Number)      Identification No.)
incorporation)



2500 CityWest Boulevard, Suite 1400, Houston, Texas    77042
(Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including Area Code  (713)243-3100

ITEM 5.   Other Events

Set forth below in their entirety are News Releases issued by EEX Corporation on January 11 and 12, 1999:


HOWARD H. NEWMAN ADDED TO EEX BOARD

      HOUSTON, TEXAS (January 11, 1999) - Howard H. Newman, 51, of New York, New York, has been elected to the Board of Directors of EEX Corporation (NYSE: EEX), increasing the
Board's size to six. Mr. Newman is a Partner in the investment firm of E.M. Warburg, Pincus & Co., LLC where he has been employed since 1984. He is currently a Managing Director and a member of the Operating Committee. Prior to joining Warburg, Pincus, he held various positions with Morgan Stanley & Co., Incorporated from 1974 to 1983.
     Mr. Newman holds Bachelor of Arts and Master of Arts degrees in economics from Yale University and a Ph.D. degree in business and economics from Harvard University. Mr. Newman serves on the Board of the Directors of ADVO, Inc., Newfield Exploration Company, RenaissanceRe Holdings, Ltd., Cox Insurance Holdings, Plc, Eagle Family Foods Holdings, Inc. and several private companies.
     Mr. Newman's appointment to the Board coincided with the closing of the recently announced agreement through which Warburg, Pincus purchased $150 million of preferred shares and warrants.
     EEX Corporation is an oil and natural gas exploration and production company with activities currently focused in Texas, the Gulf of Mexico and Indonesia.

                             ###

This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Although EEX believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements include political developments in foreign countries, federal and state regulatory developments, the timing and extent of changes in commodity prices, the timing and extent of success in discovering, developing and producing or acquiring oil and gas reserves, and conditions of the capital and equity markets during the periods covered by the forward-looking statements. EEX's periodic reports filed with the Securities and Exchange Commission include a discussion of important factors that could cause actual results to differ materially from those indicated in forward-looking statements.

For additional information, call 1-888-EEX-NEWS, or visit our Website at http://www.eex.com

EEX OBTAINS PARTNER FOR DEEPWATER PROSPECT

     HOUSTON, TEXAS (January 12, 1999) - Agip Petroleum has agreed to participate in EEX Corporation's (NYSE: EEX) George prospect located on Blocks 441, 442 and 485 in the Mississippi Canyon Area of the Gulf of Mexico. Under the terms of the agreement, Agip will have a 30 percent interest in the venture. EEX will be the operator and retain a 70 percent interest.
     The first well in this prospect will begin drilling when the semi-submersible rig is released and moved from the Company's Elvis prospect at Mississippi Canyon on Block 580. The well drilled at Elvis encountered non-commercial quantities of hydrocarbons and is being abandoned. EEX has a 23 percent carried-interest in Elvis and will therefore incur no dry-hole cost associated with the well. Relocation of the rig to George should occur in January.
      "The number of producing fields in the area around the George Prospect, including production from our field on Block 441, indicates the presence of an active hydrocarbon system," said Tom Hamilton, Chairman and President, Chief Executive Officer. "These indications of the presence of source hydrocarbons, a similar characteristic to the area around our Llano discovery, contribute to the high level of enthusiasm we have for the George prospect," Hamilton added.
      The well planned for George will be located on Block 442 in approximately 1,500 feet of water and is expected to be drilled to a vertical depth of 20,000 feet.
      "While most of our deepwater exploration drilling this year will be carried under the terms of the Enterprise Oil joint-venture, our investment in this particular well which is outside the Enterprise venture represents a small portion of our $136 million 1999 capital program," Hamilton commented.
     EEX Corporation is an oil and natural gas exploration and production company with activities currently focused in Texas, the Gulf of Mexico and Indonesia.
                             ###
This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Although EEX believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements include political developments in foreign countries, federal and state regulatory developments, the timing and extent of changes in commodity prices, the timing and extent of success in discovering, developing and producing or acquiring oil and gas reserves, and conditions of the capital and equity markets during the periods covered by the forward-looking statements. EEX's periodic reports filed with the Securities and Exchange Commission include a discussion of important factors that could cause actual results to differ materially from those indicated in forward-looking statements.

For additional information, call 1-888-EEX-NEWS, or visit our Website at http://www.eex.com

                          SIGNATURE

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     EEX Corporation

                                    By: /s/ B. A. Brown
                                      -------------------
                                       B. A. Brown
                                       Vice President,
                                       Financial Relations



Date:     January 13, 1999